                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement dated September 30, 1999 of our report on the financial statements of ATL -- ALGAR TELECOM LESTE S.A. as of December 31, 1998 and for the period from inception (March 26, 1998) through December 31, 1998 (and to all references to our Firm) included in or made a part of the amendment to the registration statement on Form S-1 of Williams Communications Group, Inc. for the registration of its senior redeemable notes.

                                               /s/ ARTHUR ANDERSEN S/C
                                        ----------------------------------------
                                                  ARTHUR ANDERSEN S/C

Belo Horizonte, Brazil
September 30, 1999